 Venture Global Statement on Shell Arbitration Decision

Arlington, Va. – Today, Venture Global issued the following statement in response to the positive tribunal decision on the arbitration proceeding with Shell:

“We are pleased with the tribunal’s determination which reaffirms what Venture Global has maintained from the outset--the plain language in our contracts, mutually agreed upon with all of our customers, is clear. We have consistently honored these agreements without exception. Our industry and the investors and lenders who underpin it, all rely on respect for both the sanctity of negotiated contracts and the experienced, objective regulatory and legal bodies that govern it. These principles will ensure our industry remains dynamic, fair and competitive, enabling the innovation and breakthroughs that benefit all market participants and the customers we serve.

 Venture Global’s unique ability to incrementally export commissioning cargoes during the construction of our facilities has brought LNG to the market years faster than ever before and strengthened global energy security. The world needs more abundant, low-cost energy and our company looks forward to playing a leading role in meeting that demand for years to come.”

Forward-looking Statements
This press release contains certain statements that may include “forward-looking statements.” All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, statements regarding Venture Global’s business strategy, plans and objectives. Venture Global believes that the expectations reflected in these “forward-looking statements” are reasonable, they are inherently uncertain and involve a number of risks and uncertainties beyond Venture Global’s control. In addition, assumptions may prove to be inaccurate. Actual results may differ materially from those anticipated or implied in “forward-looking statements” as a result of a variety of factors. These “forward-looking statements” speak only as of the date made, and other than as required by law, Venture Global undertakes no obligation to update or revise any “forward-looking statement” or provide reasons why actual results may differ, whether as a result of new information, future events or otherwise.

Investor contact:
Ben Nolan
IR@ventureglobalLNG.com
Media contact:
Shaylyn Hynes
press@ventureglobalLNG.com